UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement to Acquire KUBRA

On March 30, 2026, Repay Holdings Corporation (“REPAY” or the “Company”) entered into a Stock Purchase Agreement, dated as of March 30, 2026 (as amended or supplemented from time to time, the “Purchase Agreement”), with Hearst KUBRA Holdings, Inc., a Delaware corporation (“Seller”), KUBRA Holdings, Inc., a Delaware corporation (“Kubra US”) and KUBRA Data Transfer Ltd., an Ontario corporation (“Kubra Canada” and together with Kubra US, “KUBRA”), pursuant to which REPAY will acquire all of the issued and outstanding capital stock of KUBRA (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration to be paid by REPAY at closing is approximately $372 million, subject to customary purchase price adjustments. REPAY intends to finance the Acquisition through a combination of cash on hand and the Debt Financing (as defined below).

The Purchase Agreement contains warranties, covenants and indemnities customary for acquisitions of this nature, as well as a customary post-closing adjustment provision relating to working capital and similar items. The closing of the Acquisition is subject to (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended, (ii) the receipt of certain other required regulatory approvals and clearances, and (iii) the satisfaction or waiver of certain other customary closing conditions as set forth in the Purchase Agreement. The Acquisition is expected to close in the second quarter of 2026.

The Purchase Agreement contains customary termination rights for both the Company and the Seller, including by mutual consent, for uncured material breaches by the other party, if the closing has not occurred by September 30, 2026, or if the Acquisition becomes permanently enjoined or prohibited by a final, non-appealable governmental order. The Purchase Agreement also provides that the Seller may terminate in certain circumstances where the Company fails to consummate the closing when required, including as a result of a failure to obtain the Debt Financing. Upon such termination, the Company will be required to pay the Seller a termination fee of $18.6 million.

In connection with the execution of the Purchase Agreement, the Company has delivered to the Seller a debt commitment letter (the “Debt Commitment Letter”) executed with Truist Bank and Truist Securities, Inc. (together, the “Commitment Parties”), pursuant to which the Commitment Parties have committed, subject to the terms and conditions contained therein, to provide the Company with (a) a term loan facility in an aggregate principal amount of $500 million and (b) a revolving credit facility in an aggregate principal amount of $100 million (collectively, the “Debt Financing”). The proceeds of the Debt Financing are intended to fund, in part, the purchase price payable in the Acquisition, on the terms and subject to the conditions set forth therein. The Purchase Agreement does not include a financing contingency. The funding of the Debt Financing is contingent upon the satisfaction or waiver of certain customary conditions set forth in the Debt Commitment Letter, including, without limitation, the execution and delivery of definitive documentation consistent with the Debt Commitment Letter.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been included solely to provide stockholders with information regarding its terms. It is not intended to provide any other information about REPAY, KUBRA or the Seller or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of REPAY and the Seller. These representations and warranties were made solely for the benefit of the other parties to the Purchase Agreement and solely within the specific context of the Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (ii) may have been qualified in the Purchase Agreement by confidential disclosure schedules that were delivered to the other parties in connection with the signing of the Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations, warranties, and covenants set forth in the Purchase Agreement, (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material and (iv) may have been made only as of the date of the Purchase Agreement or as of another date or dates as may be specified in the Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders should not rely upon representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of REPAY, KUBRA or the Seller or their respective subsidiaries and affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Debt Financing is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 30, 2026, the Company issued a press release announcing that it had signed the Purchase Agreement to acquire KUBRA. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

In addition, the Company will be providing supplemental information regarding the Acquisition and KUBRA in a presentation that will be made available on the investor relations section of REPAY’s website. A copy of the presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “can,” “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “projection” or words of similar meaning. These forward-looking statements include, but are not limited to: the expected timing for completion of the Acquisition, expected strengthening of REPAY’s product offering, future market, growth and synergy opportunities, payment volume, and the level of KUBRA’s expected growth and financial contributions. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond its control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the proposed transaction may not be completed in a timely manner or at all; the inability to integrate and/or realize the benefits of the Acquisition, including expected synergies; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Purchase Agreement; the failure to satisfy any of the conditions to the consummation of the Acquisition, including the receipt of certain governmental or regulatory approvals; the risk that the financing necessary to consummate the Acquisition may not be obtained, may be delayed, or may be available only on less favorable terms than anticipated; that the announcement of the Acquisition could disrupt REPAY’s or KUBRA’s relationships with customers, employees or other business partners; changes in the bill payment and payment processing markets in which REPAY and KUBRA operate, including with respect to the applicable competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY or KUBRA target, including the regulatory environment applicable to those customers; risks relating to REPAY’s and KUBRA’s relationships within the payment ecosystem; and risks relating to data security.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1#	Stock Purchase Agreement, dated March 30, 2026, by and between Repay Holdings Corporation, Hearst KUBRA Holdings, Inc., KUBRA Holdings, Inc., and KUBRA Data Transfer Ltd.
99.1	Press release issued March 30, 2026 by Repay Holdings Corporation.
99.2	Investor Presentation, dated March 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	March 31, 2026	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel and Corporate Secretary